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                                                                     EXHIBIT 1.4

FORM NO.7a                                                REGISTRATION NO. 30506

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                            CERTIFICATE OF DEPOSIT OF
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL

        THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital of
                                GOLAR LNG LIMITED

was delivered to the Registrar of Companies on the 1st day of June, 2001 in accordance with section 45(3) of THE COMPANIES ACT 1981 ("the Act").

[SEAL] Given under my hand and Seal of the Registrar of Companies this 20th day of JUNE, 2001.


                                     /s/ [ILLEGIBLE]
                                     for REGISTRAR OF COMPANIES

Capital prior to increase: HK$ 12,000.00
                           -------------

Amount of increase:        HK$ 99,988,000.00
                           -----------------

Present Capital:           HK$ 100,000,000.00
                           ------------------

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                                GOLAR LNG LIMITED

I, Timothy J. Counsell, Director of GOLAR LNG LIMITED, a company incorporated and existing under the laws of the Islands of Bermuda, DO HEREBY CERTIFY that the following is a true and correct copy of a Written Resolution duly adopted by the Shareholder of the Company effective 21 May 2001:

     "That the Shareholder does hereby accept the recommendation of the Board of Directors of the Company that the authorised share capital of the Company be increased from US$12,000.00 to US$100,000,000.00 by the creation of 99,988,000 additional shares of par value US$ 1.00 each. The Shareholder hereby acknowledges that this resolution, shall not take effect until all the conditions in the Subscription Agreement relating to the Placement have been met."

IN WITNESS WHEREOF I have hereunto set my signature and affixed the seal of Golar LNG Limited this 31st day of May 2001.


[SEAL]                                              /s/ Timothy J. Counsell
                                                    ----------------------------
                                                    Timothy J. Counsell
                                                    Director
                                                    GOLAR LNG LIMITED

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FORM NO. 7

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                             THE COMPANIES ACT 1981
                     MEMORANDUM OF INCREASE OF SHARE CAPITAL
                                       OF
                                GOLAR LNG LIMITED
--------------------------------------------------------------------------------
                   (hereinafter referred to as "the Company")

     DEPOSITED in the office of the Registrar of Companies on the 31st day of May 2001, in accordance with the provisions of section 45(3) of the Companies Act 1981.

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
Minimum Share Capital of the Company               US$        12,000.00

Authorized Share Capital of the Company            US$        12,000.00

Increase of Share Capital as authorized
by a resolution passed at a Written
Resolution of the Company on the 21st
day of May 2001.                                   US$    99,988,000.00
                                                   --------------------
AUTHORIZED SHARE CAPITAL AS INCREASED              US$   100,000,000.00
                                                   --------------------
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DULY STAMPED in the amount of NIL being the stamp duty payable on the amount of increase of share capital of the Company in accordance with the provisions of the Stamp Duties Act, 1976.


                                                     /s/ Timothy J. Counsell
                                                     ---------------------------
                                                     Timothy J. Counsell
                                                     Director


DATED THIS 31st day of May 2001.


NOTE: This memorandum must be filed in the office of the Registrar of Companies within thirty days after the date on which the resolution increasing the share capital has effect and must be accompanied by a copy of the resolution and the prescribed fee.